UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2022

ORTHO CLINICAL DIAGNOSTICS HOLDINGS PLC

(Exact name of Registrant as Specified in Its Charter)

England and Wales	001-39956	98-1574150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Route 202, Raritan, New Jersey		08869
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (908) 218-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.00001 par value	OCDX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, on December 22, 2021, Ortho Clinical Diagnostics Holdings plc (“Ortho” or the “Company”), Coronado Topco, Inc., a Delaware corporation and a wholly owned subsidiary of Ortho (“Topco”), Laguna Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Topco (“U.S. Merger Sub”), Orca Holdco, Inc., a Delaware corporation and a wholly owned subsidiary of Topco (“U.S. Holdco Sub”), Orca Holdco 2, Inc., a Delaware corporation and a wholly owned subsidiary of U.S. Holdco Sub (“U.S. Holdco Sub 2”) and Quidel Corporation, a Delaware corporation (“Quidel”) entered into a Business Combination Agreement (the “Business Combination Agreement,” and the transactions contemplated thereby, the “Combinations”), pursuant to which, among other things and subject to the terms and conditions contained therein, (i) under the Scheme (as defined below), each issued and outstanding share of Ortho will be acquired by a depository nominee on behalf of Topco in exchange for (x) 0.1055 shares of common stock of Topco and (y) $7.14 in cash, and (ii) immediately after the consummation of the Scheme, U.S. Merger Sub will merge with and into Quidel, pursuant to which each issued and outstanding share of Quidel common stock will be converted into one share of Topco common stock, with Quidel surviving as a wholly owned subsidiary of Topco.

Pursuant to the order dated February 16, 2022, the High Court of Justice of England and Wales (the “Court”) gave permission for a meeting (the “Court Meeting”) to be convened of the holders of shares of Ortho ordinary shares, par value $0.00001 per share, as of May 12, 2022 (the “Voting Record Time” and such shares, the “Shares”), for the purpose of considering and, if thought fit, approving (with or without modification) a scheme of arrangement proposed to be made pursuant to Part 26 of the Companies Act 2006 between Ortho and the holders of the Scheme Shares (the “Scheme”). Ortho held the virtual Court Meeting at Latham & Watkins LLP, 1271 Avenue of the Americas, New York, NY 10020, United States on May 16, 2022, at 11:30 a.m. (Eastern Standard Time) and 4:30 p.m. (London time).

Following the conclusion of the Court Meeting, Ortho held a virtual general meeting of shareholders (the “General Meeting”), on May 16, 2022, via live webcast.

Based on preliminary voting results, each of the resolutions at the Court Meeting and General Meeting received the requisite approval of Ortho shareholders. Subject to satisfaction or waiver of remaining closing conditions, and the approval of the Court, the Combinations are expected to be consummated on May 27, 2022. Further announcements will be made in due course, and once finalized voting results are available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ortho Clinical Diagnostics Holdings plc

Date: May 16, 2022	By:	/s/ Joseph M. Busky
Joseph M. Busky
Chief Financial Officer